Exhibit 32.1

Certification of Chairman, CEO and CFO Pursuant to
18 U.S.C. Section 1350,

Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the quarterly report on Form 10-Q of World Wrestling Entertainment, Inc. for the quarter  ended  October 29, 2004 as filed with the Securities and Exchange Commission on the date hereof  (the “Report”), Vincent K. McMahon as Chairman of the Board and co-principal executive officer of the Company, Linda E. McMahon as Chief Executive Officer and co-principal executive officer of the Company, and Philip B. Livingston as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of  his or her knowledge, based upon review of the report, subject to the qualifications noted below:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

By:	/s/ VINCENT K. MCMAHON

Vincent K. McMahon Chairman of the Board (co-principal executive officer)

December 7, 2004

By:	/s/ LINDA E. MCMAHON

Linda E. McMahon Chief Executive Officer (co-principal executive officer)

December 7, 2004

By:	/s/ PHILIP B. LIVINGSTON

Philip B. Livingston Chief Financial Officer

December 7, 2004